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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2011

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10716 (Commission File Number)	38-2687639 (IRS Employer Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan (Address of principal executive offices)	48304 (Zip Code)

Registrant’s telephone number, including area code (248) 631-5400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2011, TriMas Corporation (the “Company”) amended and restated its existing accounts receivable facility among TSPC, Inc., as Transferor, the Company, as Collection Agent, TriMas Company LLC, as Guarantor, the persons party thereto from time to time as Purchasers and Wells Fargo Bank, National Association, as LC Issuer and Administrative Agent (the “Accounts Receivable Facility”). Pursuant to the Accounts Receivable Facility, and subject to certain conditions stated therein, (i) the facility limit is increased to $90.0 million, (ii) the stated termination date of the facility is extended to September 15, 2015, and (iii) TSPC, Inc. has the capacity to request letters of credit under the facility up to an amount equal to the lesser of $45.0 million and the facility limit. Advances under the Accounts Receivable Facility will initially bear discount at a per annum rate of LIBOR plus an applicable margin of 1.50%. Because availability under the Accounts Receivable Facility is expected to vary depending on the value of the Company’s eligible accounts receivable and customary reserves, the Company’s availability under the facility may increase or decrease from time to time.

The foregoing description of the Accounts Receivable Facility does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Receivables Transfer Agreement which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.
Item 8.01  Other Events.
The Company issued a press release (the “Press Release”) dated as of September 15, 2011 announcing that TSPC, Inc., TriMas Company LLC and the Company had entered into the transactions described in Item 1.01 above.
The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.
 Item 9.01  Financial Statements and Exhibits.
 (d)            Exhibits. The following exhibits are furnished or filed, as applicable, herewith:

Exhibit No.	Description

10.1
Amendment No. 1, dated as of September 15, 2011, to the Amended and Restated Receivables Purchase Agreement, dated as of December 29, 2009, in each case among TriMas Corporation, the Sellers named therein and TSPC, Inc., as Purchaser

10.2
Amended and Restated Receivables Transfer Agreement, dated as of September 15, 2011, among TSPC, Inc., as Transferor, TriMas Corporation, as Collection Agent, TriMas Company LLC, as Guarantor, the persons party thereto from time to time as Purchasers and Wells Fargo Bank, National Association, as LC Issuer and Administrative Agent

99.1	Press Release issued by TriMas Corporation on September 15, 2011 (furnished solely for purposes of Item 8.01 of this Current Report on Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	September 21, 2011	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Secretary